THE RYLAND GROUP, INC. RETIREMENT SAVINGS OPPORTUNITY PLAN

EXHIBIT 23: CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32431) pertaining to the Retirement Savings Opportunity Plan of The Ryland Group, Inc. of our report dated May 20, 2003, with respect to the financial statements and schedule of The Ryland Group, Inc. Retirement Savings Opportunity Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Los Angeles, California
June 26, 2003

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